                                                                    EXHIBIT 10.3


The First National Bank of Chicago        Bank of America Illinois
One First National Plaza                  231 South LaSalle Street
Chicago, Illinois  60670                  Chicago, Illinois  60697

The Bank of New York                      Pearl Street L.P.
One Wall Street                           c/o Goldman, Sachs & Co.
New York, New York  10286                 85 Broad Street
                                          New York, New York  10004

                                October 14, 1995

The TJX Companies, Inc.
770 Cochituate Road
Framingham, Massachusetts 01701
Attn:  Don Campbell
Chief  Financial Officer

     Re:  Commitment Letter
          -----------------

Gentlemen:

     The TJX Companies, Inc., a Delaware corporation ("TJX" or the "Borrower") has requested of each of The First National Bank of Chicago ("First Chicago"), Bank of America Illinois ("BOA"), The Bank of New York ("BNY") and Pearl Street L.P., an affiliate of Goldman, Sachs & Co. ("Pearl") (First Chicago, BOA, BNY and Pearl each, together with its successors and assigns, being individually referred to as a "Co-Arranger" and collectively being referred to as the "Co-Arrangers") that senior unsecured credit facilities (the "Facilities") be made available to Borrower in the aggregate principal amount of $875,000,000 (the "Aggregate Facilities") on the terms and conditions set forth in this letter and in the term sheet of even date attached hereto (the "Term Sheet"; together with this letter, the "Commitment Letter"). Capitalized terms used in this letter and not defined in this letter shall have the meanings given to them in the Term Sheet. $500,000,000 of the Aggregate Facilities will be available on a revolving credit basis to the Borrower for its and its direct and indirect guarantor subsidiaries working capital needs, for letters of credit (in a maximum amount of $100,000,000) and for other general corporate purposes. $375,000,000 of the Aggregate Facilities will be available to the Borrower as a single-draw term loan to finance the "Acquisition Transactions" (defined below), including the acquisition by the Borrower of all of the outstanding capital stock of the target corporation identified by the Borrower to the Co-Arrangers ("Blue") from its sole stockholder ("XYZ Corporation") for an initial cash purchase price of $375,000,000 and to finance transaction costs in connection therewith.

     Borrower has advised the Co-Arrangers that:

     (a) Borrower intends to enter into a Stock Purchase Agreement (the "Purchase Agreement") between Borrower and XYZ Corporation; and

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 2

     (b) Borrower intends to enter into a Preferred Stock Subscription Agreement with XYZ Corporation (the "Subscription Agreement") pursuant to which Borrower will issue to XYZ Corporation shares of the Borrower's Series D Preferred Stock, par value $1 per share in the aggregate principal amount of $25,000,000 and Series E Preferred Stock, par value $1 per share in the aggregate principal amount of $150,000,000 (collectively, the "Preferred Stock") (collectively, the transactions under the Purchase Agreement and the Subscription Agreement being referred to herein as the "Acquisition Transactions").

     The Co-Arrangers are pleased to confirm their interest in acting as the Co-Arrangers for the Facilities and to confirm their several commitments and to each provide its several commitment to participate as a co-lender in the Facilities in a maximum amount of $218,750,000 allocated pro rata to the Facilities ("Commitment Amount"), for an aggregate amount of $875,000,000 (the "Co-Arrangers' Aggregate Commitment") on the terms and conditions set forth in this Commitment Letter and subject to the conditions contained in the letter regarding fees of even date herewith (the "Fee Letter").

      The Co-Arrangers intend and reserve the right to syndicate the Facilities on a pro rata or non-pro rata basis to a group of banks and financial institutions (collectively, including the Co-Arrangers, the "Lenders") selected by the Co-Arrangers with a corresponding pro rata reduction in the commitments of the Co-Arrangers. The Co-Arrangers will jointly manage all aspects of the syndication, including decisions as to the selection of institutions to be approached, the timing of all offers to potential Lenders and the acceptance of commitments, the amounts offered and finally allocated, and the distribution of compensation from the fees discussed herein. To assist the Co-Arrangers in their syndication efforts, by its acceptance hereof, Borrower agrees (i) to provide and cause its advisors to provide the Co-Arrangers upon request with all information deemed reasonably necessary by the Co-Arrangers to complete successfully the syndication of the Facilities, including, without limitation, all information and projections prepared by the Borrower or on the Borrower's behalf relating to Blue and the Acquisition Transactions; (ii) to actively participate in, and to cause the management of Borrower and the Borrower's subsidiaries, their respective advisors, and to the extent possible prior to its becoming a subsidiary of the Borrower, the management of XYZ Corporation and Blue, to actively participate in, both (a) the preparation of an information package regarding the operations and prospects of the Borrower, its present subsidiaries and Blue, (b) the presentation thereof in bank meetings, (c) other communications requested by the Co-Arrangers with prospective Lenders in connection with the syndication of the Facilities; (iii) not to make any statement publicly about the Facilities which might negatively affect the Co-Arrangers' ability to syndicate the Facilities and (iv) not to take to market any additional bank facilities or debt securities until completion of the syndication of the Facilities. Such assistance will also include

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 3


the Borrower using its best efforts to cause the other parties participating in the contemplated transactions to assist in the syndication to other prospective Lenders.

     Each of the Co-Arrangers' commitments hereunder is subject to their customary legal due diligence investigation of the assets and liabilities of Blue and its subsidiaries and the Borrower and its subsidiaries with results reasonably satisfactory to each of the Co-Arrangers. In addition, each of the Co-Arrangers' commitments hereunder is subject to confirmation that no information with respect to the Borrower and its subsidiaries, Blue and its subsidiaries or the combination thereof furnished to the Co-Arrangers in connection with the Acquisition Transactions and the Facilities contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein (in the context of all other information provided, taken as a whole) not misleading. Each of the Co-Arrangers has received and reviewed the draft Purchase Agreement dated October 12, 1995 (Document Id #3075631.RED) ("Draft Agreement"). Each of the Co-Arrangers' commitments hereunder is conditioned on (i) receipt and review of the definitive Purchase Agreement (including all schedules and exhibits thereto), which Purchase Agreement shall not differ in any respect reasonably deemed material by the Co-Arrangers from the Draft Agreement and which Purchase Agreement shall have completed information and schedules on terms reasonably acceptable to the Co-Arrangers; (ii) the accuracy, as of the closing date of all of the representations and warranties in the Purchase Agreement (consistent with the provisions set forth in Section 7.1.1 thereof); and (iii) satisfaction by the parties to the Purchase Agreement of the conditions precedent contained therein without amendment or waiver, other than as consented to by the Co-Arrangers (such consent not to be unreasonably withheld). The Co-Arrangers have each performed a review of certain historical and pro forma financial information of Borrower and certain of its affiliates, and of Blue and certain of its affiliates based upon materials prepared by Borrower. The terms contained in this Commitment Letter are based solely upon such review and assume the accuracy of such information. Accordingly, each of the Co-Arrangers may terminate its commitment under this Commitment Letter upon any materially adverse modifications to such information. In furtherance (but not in limitation) of the on-going confirmation of their due diligence investigation, the Co-Arrangers shall continue to be given access to the management, records, books of account, contracts and properties of the Borrower and its subsidiaries and Blue and its subsidiaries to the extent reasonably requested, and the Co-Arrangers shall have received such financial, business and other information regarding the Borrower and its subsidiaries and Blue and its subsidiaries as they shall have reasonably requested, including, without limitation, historical and pro forma financial statements, management forecasts, information as to possible contingent liabilities, tax information, liabilities for employee and retiree health and benefits claims, environmental information, obligations under ERISA, collective bargaining agreements and other arrangements with employees.

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 4


     The commitments of each of the Co-Arrangers described herein are subject to
(i) the preparation, execution, and delivery of a mutually acceptable credit agreement ("Credit Agreement") and other loan documents (collectively, the "Loan Documents") incorporating, without limitation, substantially the terms and the conditions outlined herein and in the Term Sheet; (ii) any of the Co-Arranger's determination that (a) there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties, projections or prospects of the Borrower and its material subsidiaries taken as a whole from the audited financial information supplied to the Co-Arrangers or of Blue and its subsidiaries taken as a whole from the financial and other information supplied to the Co-Arrangers; and (b) there has been no material disruption or material adverse change prior to closing in primary and secondary loan syndication markets or capital markets or public equity markets generally; and (iii) the absence of termination of any of the Co-Arrangers' commitments. In the event there shall occur a material adverse change as described in clause (ii) above or the termination of any of the Co-Arrangers' Commitments described in clause (iii), at each of the Co-Arranger's option, its commitment hereunder shall thereupon immediately terminate without liability to the Borrower or any other person or party. The terms of this Commitment Letter are intended to outline only, and not to summarize all of, the terms, conditions, covenants, representations and warranties, events of default, and other provisions that will be contained in the Loan Documents, which will include, in addition to the provisions outlined herein, provisions customary for this type of lending transaction. Without limiting the foregoing, all documents and matters pertinent to the financing transactions contemplated by this Commitment Letter, such as the Credit Agreement, the other Loan Documents and opinions of Borrower's counsel to the Co-Arrangers and the Lenders and all other documentation relating to Acquisition Transactions, including, without limitation the Purchase Agreement and the Preferred Stock shall be reasonably satisfactory to each of the Co-Arrangers and the Co-Arrangers' counsel, Sidley & Austin.

     Borrower agrees to (i) reimburse each of the Co-Arrangers for all reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of one outside counsel firm (and any necessary local counsel), and travel and related expenses) incurred in connection with the preparation, negotiation, and execution, administration, and syndication of any document (including, without limitation, this Commitment Letter and the Fee Letter) relating to this transaction and its role hereunder and the Co-Arrangers' on-going due diligence in connection therewith; (ii) reimburse each of the Co-Arrangers (and the other Lenders) for all reasonable out-of-pocket costs, fees and expenses incurred in the enforcement of any document (including, without limitation, this Commitment Letter and the Fee Letter) relating to this transaction, including, the reasonable fees and expenses of outside counsel and time charges for inside counsel; (iii) indemnify and hold harmless the Lenders (including each of the Co-Arrangers) and their affiliates and each of their respective officers, employees, partners, agents and directors (collectively, including the Lenders, the "Indemnified Persons") against any and

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 5


all losses, claims, damages, or liabilities of every kind whatsoever to which any Indemnified Person may become subject in connection in any way with the transaction which is the subject of this Commitment Letter, including without limitation, reasonable expenses incurred in connection with investigating or defending against any liability or action whether or not a party thereto, except to the extent any of the foregoing is found in a final judgment by a court of competent jurisdiction to have arisen solely from such Indemnified Person's gross negligence or wilful misconduct; and (iv) to assert no claim against any Co-Arrangers, the Lenders or any other Indemnified Persons, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages on any theory of liability in connection in any way with the transaction which is the subject of this Commitment Letter. The obligations described in this paragraph are independent of all other obligations of Borrower hereunder and under the Loan Documents, shall survive the expiration, revocation or termination of this Commitment Letter by, and shall be payable whether or not the financing transactions contemplated by this letter shall close. Each of the Co-Arranger's obligations under this commitment are enforceable solely by the party signing this letter and may not be relied upon by any other person, including without limitation, XYZ Corporation or Blue. For purposes of enforcing this indemnity, Borrower irrevocably submits to the non-exclusive jurisdiction of any court in which a claim arising out of or relating to the services provided under this Commitment Letter is properly brought against the Co-Arrangers or the Lenders and irrevocably waives any objection as to venue or inconvenient forum. IF THIS COMMITMENT LETTER, THE TERM SHEET, THE FEE LETTER, OR ANY ACT, OMISSION OR EVENT DESCRIBED IN THIS PARAGRAPH BECOMES THE SUBJECT OF A DISPUTE, THE BORROWER AND THE CO-ARRANGERS EACH HEREBY WAIVE TRIAL BY JURY. Borrower agrees not to settle any claim, litigation or proceeding relating to this transaction (whether or not any of the Co-Arrangers is a party thereto) unless such settlement releases all Indemnified Persons from any and all liability in respect of such transaction.

     Borrower acknowledges and agrees that each of the Co-Arrangers may share any and all information obtained by it with respect to the Borrower and its subsidiaries or Blue and its subsidiaries with each other Co-Arranger and with their respective affiliates and may employ the services of their respective affiliates in providing certain services hereunder, and the Borrower acknowledges and agrees that such affiliates shall be entitled to the benefits afforded the Co-Arrangers under this Commitment Letter.

     By accepting delivery of the Commitment Letter and the Fee Letter, Borrower agrees that, prior to executing this Commitment Letter, it will not disclose either expressly or impliedly, without the prior written consent of each of the Co-Arrangers, which consent may not be unreasonably withheld, to any person any of the terms of this Commitment Letter or the Fee Letter, or the fact that this Commitment Letter or the Fee

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 6


Letter or the financing proposal represented thereby exists except that each may disclose any of the foregoing to any employee, financial advisor (but not to any commercial lender or other financial institution) or attorney of Borrower and, other than with respect to the Fee Letter, XYZ Corporation to whom, in each case, it is necessary to disclose such information so long as any such employee, advisor or attorney is made aware of, is directed to observe this confidentiality obligation and agrees to the terms of this confidentiality agreement before the disclosure. Upon the Borrower's execution of this Commitment Letter and the commitment letters of the other Co-Arrangers for the full amount of the Aggregate Facilities, the Borrower may make public disclosure of the existence and the amount of the Facilities; and the Borrower may file a copy of this Commitment Letter (but not the Fee Letter) or make such other disclosures if such disclosure is, in the opinion of the Borrower's counsel, required by law. If the Borrower does not accept this commitment, the Borrower shall immediately return this Commitment Letter, the Fee Letter and all copies and drafts of any the foregoing to the Co-Arrangers.

     Each of the Co-Arrangers and the Borrower acknowledges that the Co-Arrangers may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Borrower, Blue, XYZ Corporation and other companies that may be the subject of this arrangement. In addition, certain affiliates of one or more of the Co-Arrangers are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Borrower, Blue, XYZ Corporation and other companies that may be the subject of this arrangement.

     This Commitment Letter (including the Term Sheet attached hereto) and the Fee Letter supersedes and replaces all prior letters and communications regarding this matter.

     Please indicate your acceptance of this Commitment Letter in the space indicated below and return a copy of this Commitment Letter so executed together with the executed Fee Letter to each of the Co-Arrangers. This Commitment Letter will expire at 5 p.m. (Chicago time), Tuesday, October 17, 1995, unless on or prior to such time the Co-Arrangers shall have received (i) a copy of this Commitment Letter executed by Borrower, (ii) the Fee Letter executed by Borrower and (iii) the fees required to be paid to the Co-Arrangers under the Fee Letter at the time required by the Fee Letter. Notwithstanding timely acceptance of the commitment pursuant to provisions of this paragraph, the commitment will automatically terminate unless definitive Loan Documents are executed on or before January 31, 1996. By its acceptance hereof, Borrower agrees to pay the Co-Arrangers the fees described in the Fee Letter of even date herewith. This Commitment Letter and the Fee Letter shall be governed by and construed in accordance with the internal laws of the State of Illinois.

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 7


     None of the Co-Arranger's commitments shall be assignable by the Borrower without the prior written consent of the Co-Arrangers and the granting of such consent in any given instance shall not constitute a waiver of this requirement as to any subsequent assignment. Each of the Co-Arranger's may assign any or all of its rights and obligations under this Commitment Letter or the Fee Letter to one or more of its affiliates or may perform some or all of its functions in connection with the arrangement and syndication of the Facilities through one or more of its affiliates. In the event of such an assignment or use of an affiliate, all references to the Co-Arrangers shall be deemed to be and include such affiliate. The terms of this Commitment Letter may not be waived or modified unless such waiver or modification is expressly stated as such and specifically agreed to by the parties in writing, and shall be enforceable by the Co-Arrangers and their respective successors and assigns.

     This Commitment Letter may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

The First National Bank of Chicago               Bank of America Illinois
The Bank of New York                             Pearl Street L.P.
--------------------------------------------------------------------------------
The TJX Companies, Inc.
October 14, 1995
Page 8


      We appreciate the opportunity to structure a financing commitment that meets your requirements and we look forward to working with you.


THE FIRST NATIONAL BANK OF CHICAGO  BANK OF AMERICA ILLINOIS


By:______________________________    By:______________________________

Title:___________________________    Title:___________________________

THE BANK OF NEW YORK                 PEARL STREET L.P.

By:______________________________    By:______________________________

Title:___________________________    Title:___________________________


Accepted and agreed:

THE TJX COMPANIES, INC.


By:__________________________

Title:_______________________


Date:________________________

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------

                                   TERM SHEET
                            THE TJX COMPANIES, INC.

                                October 14, 1995

                                 THE FACILITIES
                                 --------------

Obligor:                 The TJX Companies, Inc. (the "Borrower").
-------

Co-Arrangers and Co-
Syndication Agents:      The First National Bank of Chicago, Bank of America
------------------       Illinois, The Bank of New York and Pearl Street L.P.
                         (an affiliate of Goldman, Sachs & Co.) (or, in each case, a designated affiliate) (the "Co-Arrangers").


Administrative Agent:    The First National Bank of Chicago.
--------------------

Syndication Agent:       Bank of America Illinois (or a designated affiliate)
-----------------

Documentation Agent:     The Bank of New York
-------------------

Lenders:                 A syndicate of Lenders, including the Co-Arrangers,
-------                  selected by the Co-Arrangers in consultation with the
                         Borrower.

Guarantees:              Blue will and each of the Borrower's material
----------               subsidiaries will, jointly and severally, provide
                         guaranties of all of the Borrower's indebtedness under the Facilities on terms and conditions acceptable to the Co-Arrangers. The Borrower and the guarantor subsidiaries will be required to enter into an inter-corporate contribution and indemnity agreement on terms and conditions reasonably satisfactory to the Co-
                         Arrangers.

                         Facility A:  Revolving Credit Facility
                         --------------------------------------

Amount:                  $500 million.
------

Swingline Subfacility:   Up to $25 million of the revolving credit facility will
---------------------    be available for loans ("Swingline Loans") to be made
                         by one or more of the Co-Arrangers for the account of all of the Lenders to the Borrower. Each of the Lenders shall automatically acquire a pro rata unconditional risk participation in each Swingline Loan.

--------------------------------------------------------------------------------

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------


Letter of Credit
Subfacility:           A letter of credit facility, as a subfacility of the
-----------            revolving credit facility, for the issuance of commercial
                       and standby letters of credit will be established in an aggregate amount not to exceed $100,000,000. Letters of credit will be issued by the Lenders designated in the Credit Agreement as issuing Lenders for the account of all of the Lenders. Upon issuance of any letter of credit, each of the Lenders shall automatically acquire a pro rata unconditional risk participation in such letter of credit.

Purpose:               For working capital and other general corporate purposes.
-------

Clean Down:            The outstanding balance under the revolving credit
----------             facility shall be reduced to not greater than $100
                       million for 30 consecutive days during each five month period from November 1 through March 31. The Co-Arrangers will consider netting cash and cash equivalents accumulated and maintained by the Borrower and its subsidiaries for purposes of meeting this requirement on terms satisfactory to the Co-Arrangers.

Maturity:              Third anniversary of closing with bullet maturity.
--------

                       Facility B:  Term Loan Facility
                       -------------------------------

Amount:                $375 million.
------

Purpose:               To fund the acquisition of all of the outstanding capital
-------                stock of Blue from XYZ Corporation, pursuant to the
                       Purchase Agreement, the terms and conditions of which shall be acceptable to the Co-Arrangers as outlined in the cover letter attached hereto.

Amortization:          Levels to be determined on a basis satisfactory to the
------------           Borrower and each of the Co-Arrangers.

Maturity:              Fifth anniversary of closing.
--------

                                 INTEREST RATES
                                 --------------

Borrowing Options:     For loans other than the Swingline Loans:
-----------------

                       . Adjusted LIBOR plus the applicable margins as set
                         forth below
                       . Alternate Base Rate

--------------------------------------------------------------------------------

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------

                       For the Swingline Loans:

                       . Money Market Rate

                       "Alternate Base Rate" means the greater of (i) the corporate base rate of interest announced from time to time by the Administrative Agent changing when and as said rate changes or (ii) the federal funds rate plus 1/2% per annum.

                       "LIBOR" means the rate at which deposits in U.S. Dollars are offered by the reference banks (to be selected) in the London interbank market two business days prior to the borrowing date, adjusted for reserves. LIBOR loans will be available for interest periods of one, two, three, or six months.

                       "Money Market Rate" shall be a transaction loan rate to be negotiated between the Swingline Lenders and the Borrower.

                       Swingline Loans will be available at the Money Market Rate and will have maturities on a basis to be mutually agreed upon between the Borrower and the Co-Arrangers.

                       Interest on LIBOR loans will be calculated on a 360-day basis. Interest on all Alternate Base Rate loans and Money Market Rate loans will be calculated on a 365/366 day basis.

Increased Costs:       The Credit Agreement will contain customary provisions
---------------        regarding availability, increased costs (including
                       capital cost increases imposed by regulatory authorities), illegality, and early payment.

Post-Default Interest: After the occurrence and during the continuance of a --------------------- default, upon notice given to the Borrower the applicable interest rate for all loans will be equal to the Alternate Base Rate plus 2% per annum.

                                      FEES
                                      ----

                       In addition to the fees agreed to be paid by the Borrower to the Co-Arrangers pursuant to fee agreements, the Borrower will pay the following fees to the Lenders:


Facility Fee:          A per annum facility fee ("Facility Fee") calculated on a
------------           360-day basis payable on each Lender's Facility A
                       commitment,
--------------------------------------------------------------------------------

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------

                       irrespective of usage, payable quarterly in arrears, on the date of any reduction of the commitments with respect to the amount of such reduction and on termination of Facility A. (See pricing grid below.)

Letter of Credit Fees: Fronting fees for the account of the issuing --------------------- Lenders and letter of credit fees for the pro rata account of the Lenders in amounts to be agreed upon among the Borrower and the Co-Arrangers.

                     APPLICABLE MARGINS AND APPLICABLE FEES
                     --------------------------------------

Pricing:               The applicable margins on the loans and the applicable
-------                fees on the commitments will be at the rates, expressed
                       in basis points per annum, set out in the pricing grid
                       below and varying according to the pricing level
                       commensurate with credit quality. Level III pricing shall
                       apply until 60 days following the closing date; provided,
                                                                       --------
                       if during such 60-day period the Borrower has its senior unsecured bond ratings affirmed, the applicable Level under the pricing grid below shall be utilized from the date such ratings are affirmed. If the Borrower's senior unsecured bond ratings have not been affirmed within such 60 days, then Level IV pricing shall apply, commencing with the 60th day following the closing and continuing until the date on which the Borrower has its senior unsecured bond ratings affirmed. In the event that the Borrower receives an A- or A3 rating, but there is more than one ratings level difference with the other ratings agency, the Level II pricing shall be applicable.

--------------------------------------------------------------------------------

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                            Pricing Grid
------------------------------------------------------------------------------------------------------------------------------------

                                   Level I               Level II             Level III            Level IV             Level V
------------------------------------------------------------------------------------------------------------------------------------

Credit Quality               If the Borrower's     If the Borrower's     If the Borrower's    If the Borrower's    If the
                             senior unsecured      senior unsecured      senior unsecured     senior unsecured     Borrower's
                             long-term public      long-term public      long-term public     long-term public     senior unsecured
                             debt ratings are      debt ratings are      debt ratings are     debt ratings are     long-term public
                             equal to or better    equal to or better    equal to or better   equal to or better   debt ratings are
                             than A- from S&P      than BBB+ from S&P    than BBB from S&P    than BBB- from S&P   lower than
                             or A3 from Moody's.   and Baa1 from         and Baa2 from        and Baa3 from        BBB- from S&P or
                             --                    Moody's.              Moody's.             Moody's.             Baa3 from
                                                                                                                   Moody's, or
                                                                                                                   unrated.
------------------------------------------------------------------------------------------------------------------------------------

Facility Fee on the                15 b.p.               20 b.p.               25 b.p.              30 b.p.            37.5 b.p.
 Revolving Loan Facility
------------------------------------------------------------------------------------------------------------------------------------

Applicable ABR Margin for           0 b.p.                0 b.p.               0 b.p.               0 b.p.              0 b.p.
 Revolving Loans and Term
 Loans
------------------------------------------------------------------------------------------------------------------------------------

Applicable LIBOR Margin            35 b.p.              42.5 b.p.              50 b.p.              70 b.p.            87.5 b.p.
 for Revolving Loans
------------------------------------------------------------------------------------------------------------------------------------

Applicable LIBOR Margin            50 b.p.              62.5 b.p.              75 b.p.             100 b.p.            125 b.p.
 for Term Loans
------------------------------------------------------------------------------------------------------------------------------------

"Unused" Cost per annum            15 b.p.               20 b.p.               25 b.p.              30 b.p.            37.5 b.p.
------------------------------------------------------------------------------------------------------------------------------------

"Used" Cost (Facility Fee          50 b.p.              62.5 b.p.              75 b.p.             100 b.p.            125 b.p.
 plus spread over LIBOR)
------------------------------------------------------------------------------------------------------------------------------------


                             GENERAL FACILITY TERMS
                             ----------------------

Drawdowns:          Minimum amounts of $25 million with additional increments of
---------           $5 million on LIBOR and ABR Loans. Minimum drawdowns on
                    Swingline Loans of $1 million. Drawdowns are at the Borrower's option with same-day notice for Swingline and Alternate Base Rate Loans, and three business days for Adjusted LIBOR Loans.

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

The First National Bank of Chicago                       The TJX Companies, Inc.
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Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
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Optional
Prepayments:           Alternate Base Rate Loans may be prepaid at any time on
-----------            one business day's notice. Adjusted LIBOR loans may be
                       prepaid before the end of an Interest Period, subject to five business days prior notice and funding loss indemnity. All optional prepayments under Facility B shall be applied to the remaining scheduled amortization payments on a pro-rata basis.

Mandatory
Prepayments:           The Borrower shall prepay loans under Facility B from the
-----------            proceeds of certain asset sales and from the proceeds of
                       newly issued securities according to terms to be negotiated, provided however, that the Borrower may use proceeds of certain asset sales on terms to be negotiated in connection with the mandatory redemption of the Series
                       D Preferred Stock and may use the proceeds of equity securities to replace the Preferred Stock issued to XYZ
                       Corporation as part of the acquisition of Blue on terms and subject to conditions to be negotiated with the Lenders (but if such replacement equity securities consist of common stock of the Borrower or convertible securities which must be converted into common stock of the Borrower with terms substantially similar to the terms of the Series E Preferred Stock no such approval of the Lenders shall be required). All mandatory prepayments under Facility B shall be applied to the remaining scheduled amortization payments on a pro-rata basis.

Termination or
Reduction of
Commitments:           The Borrower may terminate the unused commitments under
-----------            Facility A in amounts of at least $25 million at any time
                       on three business days' notice. Accrued and unpaid
                       Facility Fees with respect to the commitments so reduced shall be payable on the commitment reduction date.

Facility Size:         In the event that the Borrower, prior to closing,
-------------          determines that less than the total of $875,000,000 will
                       be necessary in connection with the consummation of the transaction, the allocation of any reduction of the facilities between the revolving credit facility and the term loan facility will be on a basis satisfactory to the Co-Arrangers and the Borrower.

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                                                                          Page 6

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------


                                   COVENANTS
                                   ---------

Covenants:             The Credit Agreement will have customary covenants for
---------              similar investment grade credits including, but not
                       limited to, limitations on mergers, liens and encumbrances, limitations on subsidiary indebtedness and subsidiary guarantees, compliance with laws, sale of assets (with special conditions to be established in regard to the sale of certain assets), ERISA, acquisitions, investments, loans and advances, change of control, environmental, and the following:

Reporting
Requirements:          Annual certified audited consolidated and unaudited
------------           consolidating financial statements of the Borrower and
                       its consolidated subsidiaries due within 105 days after each fiscal year. Quarterly certified unaudited consolidated financial statements of the Borrower and its consolidated subsidiaries due within 60 days after each of the first three fiscal quarters. The Borrower will also provide a quarterly no-default and covenant compliance certificate signed by the Chief Financial
                       Officer. Reporting requirements will include other usual and customary information required to be supplied in similar credits or as reasonably required by the Co-
                       Arrangers.

Financial
Covenants:             The Credit Agreement will contain consolidated financial
---------              covenants containing limitations to be negotiated
                       including, without limitation, covenants pertaining to:

                       . Debt to Capital Ratio
                       . Fixed Charge Coverage Ratio
                       . Minimum Tangible Net Worth

Conditions
of Borrowing:          The obligations of the Lenders to make the loans under
------------           the Facilities are subject to customary conditions
                       precedent (accuracy of representations and warranties, no default, etc.).

Conditions of
Initial Borrowing:     Prior to the initial funding the Co-Arrangers shall be
-----------------      satisfied in regard to the following conditions:


                       . The purchase by the Borrower of the capital stock of
                         Blue ("the Purchase") shall have been consummated in accordance with the Purchase Agreement not later than

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                                                                          Page 7

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------


                         January 31, 1996.

                       . Evidence that the Borrower's and Blue's respective
                         directors shall have approved the Purchase; all material regulatory and legal approvals for the Purchase shall have been obtained

                       . Absence of injunction, temporary restraining order or
                         other similar proceedings which present, in the determination of the Co-Arrangers, a material challenge to the consummation of the Purchase or which could reasonably be expected to involve claims against the Co-Arrangers and absence of other litigation deemed by the Co-Arrangers to be material.

                       . Completion of and satisfaction with customary legal due
                         diligence investigation by counsel to the Co-Arrangers with respect to the Borrower and its subsidiaries, and Blue and its subsidiaries. Legal due diligence will involve, among others, review of contingencies, outstanding debt instruments, ERISA, litigation, contractual obligations, Schedules and exhibits to the Purchase Agreement, etc.

                       . In payment of a portion of the purchase price for the
                         Acquisition Transactions, the Borrower shall have issued at least $175 million of Preferred Stock. The terms of the Preferred Stock shall be on substantially the terms set forth in the 10/12/95 draft of the "Series D Preferred Indicative Term Sheet" and the 10/12/95 draft of the "Series E Preferred Indicative Term Sheet" in each case as provided by the Borrower to the Co-Arrangers and otherwise reasonably acceptable to the Co-Arrangers.

                       . Confirmation that Blue and its subsidiaries do not have
                         any outstanding bank loan facilities.

                       . Receipt of other customary closing documentation,
                         including, without limitation, subsidiary guarantees, legal opinions of the Borrower and its subsidiaries' counsel.

                       . Absence of material adverse change in the business,
                         condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its material subsidiaries taken as a whole, or Blue and its subsidiaries taken as a whole.

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                                                                          Page 8

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------


                       . Cancellation by the Borrower of and repayment of all
                         outstanding loans under all outstanding domestic committed credit facilities with each of the Co-Arrangers and other Lenders party to the Credit Agreement. Such cancellation and repayments shall occur prior to or simultaneously with the closing in the case of the Co-Arrangers or any other Lenders party to the Credit Agreement as of the closing date, and prior to or simultaneously with completion of syndication with respect to any Lenders to whom the Facilities are to be syndicated after closing.

                       . No information with respect to the Borrower and its
                         subsidiaries, Blue and its subsidiaries or the combination thereof furnished to the Co-Arrangers in connection with the Acquisition Transactions and the Facilities contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein (in the context of all other information provided, taken as a whole) not misleading.

                       . All outstanding third-party indebtedness for money
                         borrowed of the Borrower's subsidiary, Chadwick's of Boston, shall have been repaid in its entirety and the note agreements and guaranties issued in connection therewith cancelled.

Representations
and Warranties:        The Borrower will make usual representations and
--------------         warranties including, with respect to its financial
                       statements, litigation, ERISA, compliance with all material requirements of law and contracts and compliance with Regulations G, T, U and X.


Defaults:              Usual and customary defaults, including without
--------               limitation, defaults for nonpayment of principal when
                       due, nonpayment of interest and fees within five days, material misrepresentations, default in the performance of any financial covenant or negative covenant, default in performance of any other term or covenant for 30 days, bankruptcy or insolvency, ERISA, unstayed judgment in excess of $10 million, and cross-default to any indebtedness equal to or in excess of $10 million in the aggregate for the Borrower and its subsidiaries, which default would permit the holders of such indebtedness to cause such indebtedness to become due prior to its stated maturity.

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                                                                          Page 9

The First National Bank of Chicago                       The TJX Companies, Inc.
--------------------------------------------------------------------------------
Bank of America Illinois
------------------------
The Bank of New York
--------------------
Pearl Street L.P.
-----------------
--------------------------------------------------------------------------------

Assignments/
Participations:        Following the completion by the Co-Arrangers of their
--------------         primary and general syndication, the Lenders may sell
                       assignments with the consent of the Borrower and the Administrative Agent (such consents not to be unreasonably withheld) or participations in their notes or commitments under the Facilities. Notwithstanding anything herein to the contrary, the Borrower consents to assignments to any financial institution with which the Borrower presently maintains committed lines of credit.

Majority Lenders:      "Majority Lenders" means Lenders holding at least 51% of
----------------       the sum of the commitments and the term loans or, if the
                       commitments have been terminated, of the outstanding loans.

Fees and Expenses:     The Borrower agrees to reimburse or pay the Co-Arrangers
-----------------      for all reasonable costs, fees, and expenses incurred in
                       the preparation, syndication, and execution of the Facilities, including, the reasonable fees and expenses of one outside counsel firm (and any necessary local counsel), whether or not the Acquisition Transaction or the Facilities are consummated, and the reasonable costs, fees and expenses incurred by any Lender (including the Co-Arrangers) in the enforcement of the final loan documents, including, the reasonable fees and expenses of outside counsel and time charges for inside counsel.

Governing Law:         The internal laws of the State of Illinois.
-------------

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